Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2023 Third Quarter Results
Revenue Growth Accelerating; Operating Discipline Contributes to Another Quarter of Margin Expansion; Rule of 40 Target Achieved Earlier than Expected
Charleston, S.C. (October 31, 2023) - Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its third quarter ended September 30, 2023.

"We produced very strong results in the third quarter," said Mike Gianoni, president and CEO, Blackbaud. "Further margin expansion and accelerating revenue growth enabled us to exceed the Rule of 40 a quarter earlier than expected. We are well positioned to build on our momentum in 2024 and are excited about the significant profitable growth and substantial value creation we can achieve through the continued execution of our five-point operating plan."

Third Quarter 2023 Results Compared to Third Quarter 2022 Results:
•GAAP total revenue was $277.6 million, up 6.2%, with $269.0 million in GAAP recurring revenue, up 7.9%. GAAP recurring revenue was 97% of total revenue.
•Non-GAAP organic recurring revenue increased 8.3%.
•GAAP income from operations was $22.0 million, inclusive of security incident-related costs of $4.1 million, with GAAP operating margin of 7.9%, an increase of 1,060 basis points.
•Non-GAAP income from operations was $79.6 million, with non-GAAP operating margin of 28.7%, an increase of 960 basis points.
•GAAP net income was $9.0 million, with GAAP diluted earnings per share of $0.17, up $0.37 per share.
•Non-GAAP net income was $60.5 million, with non-GAAP diluted earnings per share of $1.12, up $0.43 per share.
•Non-GAAP adjusted EBITDA was $97.1 million, up $30.2 million, with non-GAAP adjusted EBITDA margin of 35.0%, an increase of 940 basis points.
•GAAP net cash provided by operating activities was $128.0 million, an increase of $20.0 million.
•Non-GAAP free cash flow was $110.6 million, an increase of $21.2 million, with non-GAAP free cash flow margin of 39.8%, an increase of 560 basis points.
•Non-GAAP adjusted free cash flow was $117.9 million, an increase of $24.1 million, with non-GAAP adjusted free cash flow margin of 42.5%, an increase of 660 basis points.
"The third quarter represented an inflection point for revenue growth, with organic revenues growing 6.6% and even faster organic recurring revenue growth of 8.3%," said Tony Boor, executive vice president and CFO, Blackbaud. "Through our cost management initiatives, we also continued to strengthen profitability, with an adjusted EBITDA margin of 35.0%, a more than nine-point improvement year over year. Additionally, we generated $118 million of adjusted free cash flow in the quarter and are on track to meet or exceed the high end of our annual guidance range for adjusted free cash flow."

PRESS RELEASE
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud appointed Todd Lant as Chief Customer Officer. Lant, a 20-year Blackbaud veteran, will lead the global customer success team to drive customer value and outcomes.
•At bbcon 2023, Blackbaud announced major wave of technology innovation, with product enhancements focused on more seamless integration, built-in artificial intelligence and increased flexibility.
•Blackbaud announced the development of Impact Edge™, the first AI-powered social impact reporting and storytelling solution for companies that will enable corporate social impact professionals to use quantitative and qualitative data to rapidly articulate their impact to their organization’s most important stakeholders.
•Blackbaud added generative AI capabilities to JustGiving® to revolutionize fundraising by helping individuals create compelling fundraising pages in a matter of seconds to raise more money for the causes they care about.
•Blackbaud further strengthened its offerings in peer-to-peer fundraising with the next evolution of Good Move™, its activity-tracking mobile app.
•Blackbaud customers helped support the people of Hawaii in the wake of catastrophic wildfires by raising funds and providing disaster relief. This included the Hawai’i Community Foundation’s Maui Strong Fund, which saw a 500% increase in donations in three weeks alone, enabling the foundation to distribute millions in grants to nearly 60 partners on the ground providing immediate relief to Maui communities.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today reiterated its 2023 full year financial guidance:
•Non-GAAP revenue of $1.095 billion to $1.125 billion
•Non-GAAP adjusted EBITDA margin of 30.5% to 31.5%
•Non-GAAP earnings per share of $3.63 to $3.94
•Non-GAAP adjusted free cash flow of $190 million to $210 million
Included in its 2023 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 20%
•Interest expense for the year is expected to be approximately $37 million to $41 million
•Fully diluted shares for the year are expected to be approximately 53 million to 54 million
•Capital expenditures for the year are expected to be approximately $65 million to $75 million, including approximately $55 million to $65 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less

PRESS RELEASE
capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2023, Blackbaud currently expects net cash outlays of $25 million to $35 million for ongoing legal fees related to the Security Incident. For full year 2024, we currently expect a significant decrease in net pre-tax expense related to the Security Incident for ongoing legal fees. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of September 30, 2023, Blackbaud had approximately $250 million remaining under its common stock repurchase program that was authorized in December 2021.
Conference Call Details
What:    Blackbaud's 2023 Third Quarter Conference Call
When:    November 1, 2023
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; costs, net of insurance, related to the Security Incident; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$31,091	$31,691
Restricted cash	359,596	702,240
Accounts receivable, net of allowance of $7,689 and $7,318 at September 30, 2023 and December 31, 2022, respectively	102,755	102,809
Customer funds receivable	3,557	249
Prepaid expenses and other current assets	82,407	81,654
Total current assets	579,406	918,643
Property and equipment, net	100,575	107,426
Operating lease right-of-use assets	38,374	45,899
Software and content development costs, net	155,937	141,023
Goodwill	1,051,163	1,050,272
Intangible assets, net	594,169	635,136
Other assets	83,654	94,304
Total assets	$2,603,278	$2,992,703
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$39,357	$42,559
Accrued expenses and other current liabilities	101,379	86,002
Due to customers	361,837	700,860
Debt, current portion	19,217	18,802
Deferred revenue, current portion	415,810	382,419
Total current liabilities	937,600	1,230,642
Debt, net of current portion	723,376	840,241
Deferred tax liability	94,322	125,759
Deferred revenue, net of current portion	3,022	2,817
Operating lease liabilities, net of current portion	41,811	44,918
Other liabilities	2,976	4,294
Total liabilities	1,803,107	2,248,671
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 69,187,767 and 67,814,044 shares issued at September 30, 2023 and December 31, 2022, respectively	69	68
Additional paid-in capital	1,170,919	1,075,264
Treasury stock, at cost; 15,337,077 and 14,745,230 shares at September 30, 2023 and December 31, 2022, respectively	(572,428)	(537,287)
Accumulated other comprehensive income	8,141	8,938
Retained earnings	193,470	197,049
Total stockholders’ equity	800,171	744,032
Total liabilities and stockholders’ equity	$2,603,278	$2,992,703

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue
Recurring	$269,001	$249,387	$784,139	$746,560
One-time services and other	8,625	11,910	26,282	36,788
Total revenue	277,626	261,297	810,421	783,348
Cost of revenue
Cost of recurring	114,132	111,488	342,558	338,149
Cost of one-time services and other	7,634	9,449	23,795	31,757
Total cost of revenue	121,766	120,937	366,353	369,906
Gross profit	155,860	140,360	444,068	413,442
Operating expenses
Sales, marketing and customer success	52,462	56,414	160,038	164,367
Research and development	37,965	40,451	114,702	118,736
General and administrative	42,596	49,860	154,582	141,013
Amortization	793	647	2,355	2,263
Total operating expenses	133,816	147,372	431,677	426,379
Income (loss) from operations	22,044	(7,012)	12,391	(12,937)
Interest expense	(9,620)	(9,337)	(31,449)	(25,912)
Other income, net	5,662	4,454	10,447	8,708
Income (loss) before provision (benefit) for income taxes	18,086	(11,895)	(8,611)	(30,141)
Income tax provision (benefit)	9,069	(1,576)	(5,032)	(5,993)
Net income (loss)	$9,017	$(10,319)	$(3,579)	$(24,148)
Earnings (loss) per share
Basic	$0.17	$(0.20)	$(0.07)	$(0.47)
Diluted	$0.17	$(0.20)	$(0.07)	$(0.47)
Common shares and equivalents outstanding
Basic weighted average shares	52,704,974	51,692,152	52,495,556	51,519,340
Diluted weighted average shares	54,089,897	51,692,152	52,495,556	51,519,340
Other comprehensive loss
Foreign currency translation adjustment	$(4,794)	$(11,536)	$419	$(24,066)
Unrealized gain (loss) on derivative instruments, net of tax	4,093	6,797	(1,216)	20,260
Total other comprehensive loss	(701)	(4,739)	(797)	(3,806)
Comprehensive income (loss)	$8,316	$(15,058)	$(4,376)	$(27,954)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(3,579)	$(24,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81,627	76,606
Provision for credit losses and sales returns	4,815	4,374
Stock-based compensation expense	95,668	83,659
Deferred taxes	(31,163)	(21,672)
Amortization of deferred financing costs and discount	1,388	1,827
Other non-cash adjustments	5,106	5,677
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(4,757)	9,998
Prepaid expenses and other assets	14,488	22,246
Trade accounts payable	(3,362)	14,435
Accrued expenses and other liabilities	9,073	(7,028)
Deferred revenue	33,679	23,832
Net cash provided by operating activities	202,983	189,806
Cash flows from investing activities
Purchase of property and equipment	(4,243)	(10,512)
Capitalized software and content development costs	(44,664)	(42,757)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(13)	(20,945)
Cash received in sale of business	—	6,426
Other investing activities	(250)	—
Net cash used in investing activities	(49,170)	(67,788)
Cash flows from financing activities
Proceeds from issuance of debt	175,800	126,900
Payments on debt	(293,957)	(229,442)
Stock issuance costs	—	(1,205)
Employee taxes paid for withheld shares upon equity award settlement	(35,568)	(36,057)
Change in due to customers	(339,735)	(243,109)
Change in customer funds receivable	(3,286)	(1,291)
Net cash used in financing activities	(496,746)	(384,204)
Effect of exchange rate on cash, cash equivalents and restricted cash	(311)	(14,235)
Net decrease in cash, cash equivalents and restricted cash	(343,244)	(276,421)
Cash, cash equivalents and restricted cash, beginning of period	733,931	651,762
Cash, cash equivalents and restricted cash, end of period	$390,687	$375,341
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$31,091	$31,691
Restricted cash	359,596	702,240
Total cash, cash equivalents and restricted cash in the statement of cash flows	$390,687	$733,931

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
GAAP Revenue	$277,626	$261,297	$810,421	$783,348

GAAP gross profit	$155,860	$140,360	$444,068	$413,442
GAAP gross margin	56.1%	53.7%	54.8%	52.8%
Non-GAAP adjustments:
Add: Stock-based compensation expense	4,145	3,414	12,242	11,327
Add: Amortization of intangibles from business combinations	13,117	11,913	39,364	36,806
Add: Employee severance	—	(33)	797	348
Subtotal	17,262	15,294	52,403	48,481
Non-GAAP gross profit	$173,122	$155,654	$496,471	$461,923
Non-GAAP gross margin	62.4%	59.6%	61.3%	59.0%

GAAP income (loss) from operations	$22,044	$(7,012)	$12,391	$(12,937)
GAAP operating margin	7.9%	(2.7)%	1.5%	(1.7)%
Non-GAAP adjustments:
Add: Stock-based compensation expense	32,379	27,945	95,668	83,659
Add: Amortization of intangibles from business combinations	13,910	12,560	41,719	39,069
Add: Employee severance	140	232	5,094	694
Add: Acquisition and disposition-related costs(1)(2)	7,029	2,456	6,799	5,705
Add: Restructuring and other real estate activities	—	—	—	71
Add: Security Incident-related costs, net of insurance(3)	4,086	13,658	48,646	29,207
Add: Impairment of capitalized software development costs	—	—	—	2,263
Subtotal	57,544	56,851	197,926	160,668
Non-GAAP income from operations	$79,588	$49,839	$210,317	$147,731
Non-GAAP operating margin	28.7%	19.1%	26.0%	18.9%

GAAP income (loss) before provision (benefit) for income taxes	$18,086	$(11,895)	$(8,611)	$(30,141)
GAAP net income (loss)	$9,017	$(10,319)	$(3,579)	$(24,148)

Shares used in computing GAAP diluted earnings (loss) per share	54,089,897	51,692,152	52,495,556	51,519,340
GAAP diluted earnings (loss) per share	$0.17	$(0.20)	$(0.07)	$(0.47)

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	9,069	(1,576)	(5,032)	(5,993)
Add: Total non-GAAP adjustments affecting income from operations	57,544	56,851	197,926	160,668
Non-GAAP income before provision for income taxes	75,630	44,956	189,315	130,527
Assumed non-GAAP income tax provision(4)	15,126	8,991	37,863	26,105
Non-GAAP net income	$60,504	$35,965	$151,452	$104,422

Shares used in computing non-GAAP diluted earnings per share	54,089,897	52,362,781	53,469,768	51,985,207
Non-GAAP diluted earnings per share	$1.12	$0.69	$2.83	$2.01

(1)Includes a $2.0 million noncash impairment of certain intangible assets held for sale during the nine months ended September 30, 2022.
(2)Includes noncash impairment charges incurred during the three and nine months ended September 30, 2023 related to the sublease of our Washington, DC office location the lease of which was acquired during the EVERFI acquisition.
(3)Includes Security Incident-related costs incurred during the three and nine months ended September 30, 2023 of $4.1 million and $48.6 million, respectively, which includes approximately $0.0 million and $30.0 million, respectively, in recorded liabilities for loss contingencies, net of insurance recoveries during the same periods of $0.0 million, and during the three and nine months ended September 30, 2022 of $13.7 million and $31.1 million, respectively, net of insurance recoveries during the same period that were $0.0 million and $1.9 million, respectively. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2023, we currently expect net pre-tax expense of approximately $20 million to $30 million and net cash outlays of approximately $25 million to $35 million for ongoing legal fees related to the Security Incident. Not included in these ranges are our previous settlements or current accruals for loss contingencies related to the matters discussed below. For full year 2024, we currently expect a significant decrease in net pre-tax expense related to the Security Incident for

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
ongoing legal fees. In line with our policy, legal fees, are expensed as incurred. As of September 30, 2023, we have recorded approximately $50.0 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain governmental agencies related to the Security Incident that we believe we can reasonably estimate. In connection with the settlement of the multi-state Attorneys General investigation (as previously disclosed on October 5, 2023), we expect to pay $49.5 million during the fourth quarter of 2023. There are other Security Incident-related matters, including customer claims, customer constituent class actions and governmental investigations, for which we have not recorded a liability for a loss contingency as of September 30, 2023 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(4)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
GAAP revenue	$277,626	$261,297	$810,421	$783,348
GAAP revenue growth	6.2%		3.5%
Less: Non-GAAP revenue from divested businesses(1)	—	(912)	—	(3,525)
Non-GAAP organic revenue(2)	$277,626	$260,385	$810,421	$779,823
Non-GAAP organic revenue growth	6.6%		3.9%

Non-GAAP organic revenue(2)	$277,626	$260,385	$810,421	$779,823
Foreign currency impact on non-GAAP organic revenue(3)	(1,942)	—	1,715	—
Non-GAAP organic revenue on constant currency basis(3)	$275,684	$260,385	$812,136	$779,823
Non-GAAP organic revenue growth on constant currency basis	5.9%		4.1%

GAAP recurring revenue	$269,001	$249,387	$784,139	$746,560
GAAP recurring revenue growth	7.9%		5.0%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	(893)	—	(3,438)
Non-GAAP organic recurring revenue(2)	$269,001	$248,494	$784,139	$743,122
Non-GAAP organic recurring revenue growth	8.3%		5.5%

Non-GAAP organic recurring revenue(2)	$269,001	$248,494	$784,139	$743,122
Foreign currency impact on non-GAAP organic recurring revenue(3)	(1,749)	—	1,639	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$267,252	$248,494	$785,778	$743,122
Non-GAAP organic recurring revenue growth on constant currency basis	7.5%		5.7%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
GAAP net income (loss)	$9,017	$(10,319)	$(3,579)	$(24,148)
Non-GAAP adjustments:
Add: Interest, net	6,608	8,666	24,893	25,004
Add: GAAP income tax provision (benefit)	9,069	(1,576)	(5,032)	(5,993)
Add: Depreciation	3,293	3,519	9,901	10,642
Add: Amortization of intangibles from business combinations	13,910	12,560	41,719	39,069
Add: Amortization of software and content development costs(1)	11,573	9,795	33,113	28,528
Subtotal	44,453	32,964	104,594	97,250
Non-GAAP EBITDA	$53,470	$22,645	$101,015	$73,102
Non-GAAP EBITDA margin(2)	19.3%		12.5%

Non-GAAP adjustments:
Add: Stock-based compensation expense	32,379	27,945	95,668	83,659
Add: Employee severance	140	232	5,094	694
Add: Acquisition and disposition-related costs(3)	7,029	2,456	6,799	5,705
Add: Restructuring and other real estate activities	—	—	—	71
Add: Security Incident-related costs, net of insurance(3)	4,086	13,658	48,646	29,207
Add: Impairment of capitalized software development costs	—	—	—	2,263
Subtotal	43,634	44,291	156,207	121,599
Non-GAAP adjusted EBITDA	$97,104	$66,936	$257,222	$194,701
Non-GAAP adjusted EBITDA margin(4)	35.0%		31.7%

Rule of 40(5)	41.6%		35.6%

Non-GAAP adjusted EBITDA	97,104	66,936	257,222	194,701
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(1,162)	2,827	709	4,979
Non-GAAP adjusted EBITDA on constant currency basis(6)	$95,942	$69,763	$257,931	$199,680
Non-GAAP adjusted EBITDA margin on constant currency basis	34.8%		31.8%

Rule of 40 on constant currency basis(7)	40.7%		35.9%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Nine months ended September 30,
	2023	2022
GAAP net cash provided by operating activities	$202,983	$189,806
Less: purchase of property and equipment	(4,243)	(10,512)
Less: capitalized software and content development costs	(44,664)	(42,757)
Non-GAAP free cash flow	$154,076	$136,537
Add: Security Incident-related cash flows, net of insurance	23,100	9,536
Non-GAAP adjusted free cash flow	$177,176	$146,073